UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of
earliest event reported):     November 26, 2003

                            Brown-Forman Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                    1-123              61-0143150
(State or other            (Commission         (I.R.S. Employer
 jurisdiction of            File Number)       Identification No.)
 incorporation)

 850 Dixie Highway, Louisville, Kentucky           40210
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (502) 585-1100

Item 5.  Other Events

On November 26, 2003, Brown-Forman Corporation issued a press release about a lawsuit filed against several beer, spirits, and wine companies, including Brown-Forman Corporation. A copy of Brown-Forman Corporation's press release of November 26, 2003 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


Item 7.  Financial Statements and Exhibits

 (a)      Not applicable.
 (b)      Not applicable.
 (c)      Exhibits.
          99.1     Press Release, dated November 26, 2003




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Brown-Forman Corporation
                                            (Registrant)


Date:   November 26, 2003                 By:  /s/ Nelea A. Absher
                                                Nelea A. Absher
                                                Vice President, Senior Counsel
                                                & Assistant Corporate Secretary

                                                                 Exhibit 99.1

FOR IMMEDIATE RELEASE

SUIT AGAINST BEER, WINE AND SPIRITS INDUSTRY INCLUDES BROWN-FORMAN

Louisville, KY, November 26, 2003 - A Washington D.C. plastic surgeon has filed a class action lawsuit against several beer, spirits, and wine marketers alleging deceptive marketing practices targeted at underage consumers. Named as defendants in the suit are the Beer Institute, Heineken, Coors Brewing Company, Diageo PLC, Bacardi, Mike's Hard Lemonade Company, Kobrand Corporation, as well as Brown-Forman. One of the law firms filing the suit is Boies, Schiller & Flexner, L.L.P., of which David Boies is a partner.

The plaintiff seeks to represent all parents whose funds were used without their prior knowledge for the illegal purchase of beverage alcohol by their underage children. It seeks disgorgement of revenues allegedly earned by sales to minors.

The only act cited in the court filing the company received late yesterday involving Brown-Forman is an advertisement in Glamour magazine for Fontana Candida wine. Despite allegations in the complaint that the ad features "a young looking female" and that Glamour is "disproportionately read by women and girls under the age of 21," the model in the ad is over 30 and 75% of Glamour's readership is age 21 and older, according to Mediamark Research Inc.

The plaintiff acknowledges that beverage alcohol is a legal product that is responsibly and legally enjoyed by millions of Americans. The plaintiff also says that many manufacturers are good corporate citizens who fairly, legally, and responsibly market their products to the public, taking appropriate care not to induce or encourage illegal or dangerous use of their products. Brown-Forman takes pride in being a leader among that group.

Brown-Forman believes illegal drinking by the underage can lead to serious problems and for many years has sponsored programs through The Century Council to combat underage drinking and drunk driving. Brown-Forman understands the need for beverage alcohol companies to market and sell their products responsibly. For a number of years the company has adhered to its own strong internal marketing code, which includes a system of internal advertising review and compliance. Brown-Forman also adheres to the code of responsible marketing of the Distilled Spirits Council of the U.S., the liquor industry trade association.

Brown-Forman believes that most beverage alcohol producers market their products responsibly in the U.S., and that is certainly the case with Brown-Forman. The company intends to contest vigorously this case, and will continue to work with community groups, parents, and others to address the issue of teenage drinking.

Beverage alcohol advertising and marketing has been the subject of two recent reviews by the U.S. Federal Trade Commission (FTC), in 1999 and 2003. While the FTC had some suggestions about how manufacturers could improve their marketing practices, each time it concluded that beverage alcohol manufacturers do not market to underage consumers and that the industry's system of self-regulation is effective.

Brown-Forman Corporation is a diversified producer and marketer of fine quality consumer products, including Jack Daniel's, Southern Comfort, Finlandia Vodka, Canadian Mist, Fetzer and Bolla Wines, Korbel California Champagnes, Lenox, Dansk, and Gorham tableware and giftware and Hartmann Luggage.